Exhibit 99.1

FOR IMMEDIATE RELEASE
NICHOLAS Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Ralph Finkenbrink Sr. Vice President, CFO www.nicholasfinancial.com Ph # 727-726-0763	NASDAQ: NICK Web site:

Nicholas Financial Reports Record 2nd Quarter Results

November 2, 2006 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK), announced that net income increased 10% to $2,769,000 for the three months ended September 30, 2006 as compared to $2,509,000 for the three months ended September 30, 2005. Diluted earnings per share increased 13% to $0.27 for the three months ended September 30, 2006 as compared to $0.24 for the three months ended September 30, 2005. Revenue increased 13% to $11,607,000 for the three months ended September 30, 2006 as compared to $10,239,000 for the three months ended September 30, 2005.

The Company has reported record same quarter increases in revenue and earnings for 65 out of the past 66 quarters.

Net income increased 18% to $5,798,000 for the six months ended September 30, 2006 as compared to $4,903,000 for the six months ended September 30, 2005. Diluted earnings per share increased 19% to $0.56 for the six months ended September 30, 2006 as compared to $0.47 for the six months ended September 30, 2005. Revenue increased 18% to $22,936,000 for the six months ended September 30, 2006 as compared to $19,399,000 for the six months ended September 30, 2005.

The Company recently announced the opening of a full service branch office in Savannah, Georgia. The Company intends to continue opening new branches in the future.

Founded in 1985, with assets of $159,919,000 as of September 30, 2006, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 45 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,000,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, In Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2006	2005	2006	2005
Revenue:
Interest income on finance receivables	$11,574	$10,198	$22,869	$19,308
Sales	33	41	67	91

	11,607	10,239	22,936	19,399
Expenses:
Operating	4,910	4,295	9,267	8,191
Provision for credit losses	852	832	1,662	1,260
Interest expense	1,363	1,058	2,623	2,039

	7,125	6,185	13,552	11,490
Operating income before income taxes	4,482	4,054	9,384	7,909
Income tax expense	1,713	1,545	3,586	3,006

Net income	$2,769	$2,509	$5,798	$4,903

Earnings per share:
Basic	$0.28	$0.25	$0.58	$0.50

Diluted	$0.27	$0.24	$0.56	$0.47

Weighted average shares	9,931,144	9,871,183	9,923,229	9,861,474

Weighted average shares and assumed dilution	10,293,392	10,466,611	10,289,199	10,474,415

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2006	2006
Cash	$1,732	$1,729
Finance receivables, net	150,544	140,198
Other assets	7,643	7,568

Total assets	$159,919	$149,495

Line of credit	$87,073	$82,416
Other liabilities	8,934	8,830

Total liabilities	96,007	91,246

Shareholders’ equity	63,912	58,249

Total liabilities and shareholders’ equity	$159,919	$149,495

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2006	2005	2006	2005
Average finance receivables, net of unearned interest (1)	$169,312,348	$146,973,291	$167,235,278	$144,471,462

Average indebtedness (2)	$85,041,313	$71,747,445	$84,098,632	$69,843,069

Finance revenue (3)	$11,573,987	$10,197,903	$22,868,993	$19,307,604
Interest expense	1,362,691	1,058,479	2,622,894	2,039,032

Net finance revenue	$10,211,296	$9,139,424	$20,246,099	$17,268,572

Weighted average contractual rate (4)	23.92%	23.92%	24.03%	24.02%

Average cost of borrowed funds (2)	6.41%	5.90%	6.24%	5.84%

Gross portfolio yield (5)	27.34%	27.75%	27.35%	26.73%

Interest expense as a percentage of average finance receivables, net of unearned interest	3.22%	2.88%	3.14%	2.82%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	2.01%	2.26%	1.99%	1.74%

Net portfolio yield (5)	22.11%	22.61%	22.22%	22.17%

Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	11.50%	11.46%	10.98%	11.10%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	10.61%	11.15%	11.24%	11.07%

Write-off to liquidation (8)	7.65%	6.48%	6.37%	5.77%
Net charge-off percentage (9)	7.26%	5.83%	6.00%	5.13%

Note: All three and six month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	September 30,
	2006		2005
Contracts
Gross balance outstanding	$227,469,373		$194,489,189

Delinquencies

30 to 59 days	$4,167,057	1.83%	$2,793,371	1.44%
60 to 89 days	1,465,884	0.64%	707,902	0.36%
90 + days	563,469	0.25%	375,156	0.19%

Total delinquencies	$6,196,410	2.72%	$3,876,429	1.99%

Direct Loans
Gross balance outstanding	$9,724,104		$7,077,542

Delinquencies

30 to 59 days	$162,706	1.67%	$42,556	0.60%
60 to 89 days	26,303	0.27%	21,067	0.30%
90 + days	25,178	0.26%	28,138	0.40%

Total delinquencies	$214,187	2.20%	$91,761	1.30%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
	2006	2005	2006	2005
Contracts
Purchases	$29,292,632	$28,065,447	$56,732,970	$51,487,410
Weighted APR	23.82%	23.79%	23.92%	23.88%
Average discount	8.32%	8.71%	8.43%	8.63%
Weighted average term (months)	46	46	46	45
Average loan	$9,100	$8,884	$9,060	$8,801
Number of contracts	3,219	3,159	6,262	5,850

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